UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

July 1, 2003
Date of Report (date of earliest event reported)

ADVANCED CELLULAR TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

California	0-11582	94-2915849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

255 Shoreline Drive Suite 100
Redwood City, CA 94065
(Address of Principal Executive Offices
Including Zip Code)

(650) 486-8300
(Registrant’s telephone number,
Including area code)

Not Applicable
(Former name or former address, if changed since last report)
Item 1.	Changes in Control of Registrant

N/A
Item 2.	Acquisition or Disposition of Assets

N/A
Item 3.	Bankruptcy or Receivership

N/A
Item 4.	Changes in Registrant's Certifying Accountants

a)     On July 1, 2003, Clancy and Co., P.L.C. (“Clancy”) replaced Hein + Associates LLP (“Hein”) as the Company's independent public accountants.  The Company’s Board of Directors approved and ratified the change of accountants from Hein to Clancy.

b)     Hein, the principal accountant previously engaged to audit the Company’s financial statements, resigned as auditors for Advanced Cellular Technology, Inc. on June 26, 2003.  Hein’s reports on the Company's consolidated financial statements for each of the years ended 1990 through 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified as to audit scope or accounting principles.  However, their report was modified to include an explanatory paragraph which indicated substantial doubt regarding the Company’s ability to continue operations as a going concern.

c)     During the years ended June 30, 1990 through June 30, 2002 and the subsequent interim period through June 26, 2003, the date of resignation, there were no disagreements with Hein on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Hein's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B.

d)      During the year ended June 30, 2003 and 2002, including the subsequent interim period through June 26, 2003, the Company did not consult Clancy with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

e)     The Company provided Hein with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of Hein's letter, dated July 1, 2003, stating their agreement with such statements.

Item 5.	Material Events

N/A
Item 6.	Resignations of Registrant's Directors

N/A
Item 7.	Financial Statements and Exhibits

(c) Exhibits 16 Letter from Hein + Associates LLP to The Securities and Exchange Commission dated July 1, 2003.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELLULAR TECHNOLOGY, INC.

Dated: July 1, 2003	By: /s/ Dean P. Antonis
Dean P. Antonis
President, CEO and Director